Exhibit 99.1

PRO-PHARMACEUTICALS RECEIVES AMEX NON-COMPLIANCE NOTICE

Newton, Mass. (May 20, 2008) — Pro-Pharmaceuticals, Inc. (Amex: PRW), a developer of first-in-class, carbohydrate-based targeted therapeutic compounds to treat cancer and liver fibrosis, today announced the American Stock Exchange (“Amex”) notified the Company that it does not meet a continued listing standard because it has less than $4 million in stockholders’ equity and has sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years as set forth in Section 1003(a)(ii) of the Amex Company Guide. The Company intends to file by June 13, 2008 a revised plan with the Amex to regain compliance with this standard.

The Company filed its original plan following an Amex notice in June 2007 that it did not meet a minimum stockholders’ equity requirement of $2 million. The Amex in September 2007 accepted the Company’s initial plan and granted an extension until October 13, 2008 to regain compliance with the continued listing standards, subject to periodic review by Amex during the extension period. Failure to make progress consistent with the plan or to regain compliance by the end of the extension period could result in the Company being de-listed from the Amex.

The audit report on the financial statements of the Company contained a going concern qualification in its Form10-K Annual Report for the year ended December 31, 2007.

“The Company is working on a number of financing options to meet the Amex requirements and will include them in our plan to the AMEX, “said Theodore Zucconi, Ph.D., President, Pro-Pharmaceuticals. “Our goal is to meet the Amex requirement by October. The platforms for oncology and fibrosis drugs enable us to pursue multiple funding sources.”

Pro-Pharmaceuticals, Inc. – Advancing Drugs Through Glycoscience®

Pro-Pharmaceuticals is a clinical stage company engaged in the discovery, development and commercialization of carbohydrate-based, target therapeutic compounds for advanced treatment of cancer, liver, microbial and inflammatory diseases. The Company’s initial focus is the development of carbohydrate polymers to treat cancer patients. DAVANAT®, the Company’s lead product candidate, is a polysaccharide drug whose mechanism of action is based upon binding to lectins on the cell surface. This form of target therapy may allow for higher doses of chemotherapy administration with no increase in toxicity. The Company’s technology is also being used to develop new chemical entities to treat serious diseases such as liver and kidney fibrosis. The Company is headquartered in Newton, Mass. Additional information is available at www.pro-pharmaceuticals.com.

FORWARD LOOKING STATEMENTS: Any statements in this news release about future expectations, plans and prospects for the Company constitute forward-looking statements as defined in the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in such statements. We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors and not place undue reliance on forward-looking statements.

More information about those risks and uncertainties is contained and discussed in the Company’s most recent quarterly or annual report and in the Company’s other reports filed with the Securities and Exchange Commission. The forward-looking statements represent the Company’s views as of the date of this news release and should not be relied upon to represent the Company’s views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company’s views to change, the Company disclaims any obligation to update such forward-looking statements.

Advancing Drugs Through Glycoscience and DAVANAT are registered trademarks of Pro-Pharmaceuticals.

Contact: Pro-Pharmaceuticals, Inc., Anthony D. Squeglia: 617.559.0033; squeglia@pro-pharmaceuticals.com.